Exhibit 99.1

Contact: Dan Cravens

480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS THIRD QUARTER RESULTS

Highest Third Quarter Earnings in Company History; Second Highest Excluding Special Items

Highlights of US Airways Group, Inc.’s (the Company) third quarter 2012 results:

•

The Company reported a third quarter net profit excluding special items of $192 million, the second highest third quarter profit excluding special items in Company history. This compares to the Company’s third quarter 2011 net profit excluding special items of $95 million.

•	On a GAAP basis, the Company reported a record third quarter net profit of $245 million versus the third quarter 2011 net profit of $76 million.

•

Year-to-date, the Company has accrued $54 million for its annual employee profit sharing program. In addition, US Airways’ team members have earned approximately $17 million in operational incentive payouts related to the Company’s outstanding operational performance.

TEMPE, Ariz., Oct. 24, 2012 — US Airways Group, Inc. (NYSE: LCC) today reported its third quarter 2012 financial results. For the third quarter 2012, the Company reported a net profit excluding special items of $192 million, or $0.98 per diluted share, the second highest third quarter profit excluding special items in Company history. This compares to $95 million, or $0.51 per diluted share in the Company’s third quarter 2011. On a GAAP basis, the Company reported a record net profit of $245 million for its third quarter 2012, or $1.24 per diluted share, compared to a net profit of $76 million, or $0.41 per diluted share, for the same period in 2011.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

US Airways Group, Inc. Chairman and CEO Doug Parker stated, “The 32,000 hard-working people of US Airways are doing a phenomenal job. We are setting Company records in all the operational metrics that matter to our customers, including completion factor, on-time arrivals and baggage handling. This record operating reliability is driving strong customer demand and keeping costs in check, resulting in outstanding financial performance.

“Looking forward, the revenue environment remains strong. As evidenced by these outstanding financial and operational results, US Airways is extremely well-positioned for the remainder of 2012 and beyond,” concluded Parker.

Revenue and Cost Comparisons

Strong passenger demand and record consolidated third quarter yields led to improved revenue performance. Total revenues in the third quarter were a record $3.5 billion, up 2.8 percent versus the third quarter 2011 on a 2.7 percent increase in total available seat miles (ASMs). Total revenue per ASM was a record 15.22 cents, up 0.1 percent versus the same period last year, driven by a 0.6 percent increase in passenger yields.

Total operating expenses in the third quarter were $3.3 billion, up 0.3 percent over the same period last year. Mainline cost per available seat mile (CASM) was 12.70 cents, down 1.8 percent on a 2.8 percent increase in mainline ASMs. Total average fuel price per gallon fell 2.4 percent versus last year to $3.07 per gallon. Excluding special charges, fuel, and profit sharing mainline CASM was 7.95 cents, down 1.4 percent versus the same period last year. Express CASM excluding special charges and fuel was 13.97 cents, down 4.5 percent on a 2.4 percent increase in Express ASMs.

Liquidity

As of September 30, 2012, the Company had $2.8 billion in total cash and investments, of which $347 million was restricted. That is up from $2.4 billion, of which $384 million was restricted, on September 30, 2011.

Special Items

The Company recognized $14 million of net operating special charges in the third quarter of 2012, primarily consisting of charges related to corporate transaction and auction rate securities arbitration costs. In addition, the Company recorded $67 million of net nonoperating special credits which included a $69 million gain related to the slot transaction with Delta Air Lines, Inc.

Notable Accomplishments

Operational Achievements

•

Received a number one ranking by the U.S. Department of Transportation (DOT) in on-time performance among the four network carriers for the month of July, earning employees a $50 Triple Play incentive program payout. Year-to-date the airline has accrued $17 million for operational incentive payouts for its employees.

•

Contributed to greenhouse gas emission reductions by expanding a fleet of electric ground support equipment at the airline’s Philadelphia hub. By year’s end, almost 40 percent of all ground support vehicles at Philadelphia will be electric, which surpasses all other East Coast airports.

Marketing and Customer Enhancements

•

Began TSA Pre✓ operations in its hub cities of Phoenix and Philadelphia, which provide expedited security screening service for select travelers. Earlier in the year this service began at the airline’s Charlotte hub and at Washington, D.C.’s Reagan National Airport.

•

Received permanent authority to operate daily, nonstop service between Mississippi’s capital city, Jackson, and Reagan National Airport by the DOT. The route, which US Airways has flown since March 4 under temporary authority from the DOT, is the only nonstop service linking the State of Mississippi to the nation’s capital.

•

Began new daily, non-stop service from Philadelphia International Airport to Austin-Bergstrom International Airport and San Antonio International Airport. Customers in two of the largest cities in Texas now have more convenient access to Philadelphia and other destinations throughout the East Coast, Canada and Europe.

•	Became the first domestic carrier to offer a premium meal option in Economy class on international flights. US Airways also refreshed its MarketPlace Menu with new snacks and beverages.

Corporate Citizenship

•

Celebrated the 15th anniversary of the Do Crew, US Airways’ corps of employee volunteers. Since its inception in 1997, thousands of employee volunteers have donated more than 150,000 hours of community service to nonprofits around the country.

•

As part of a campaign called “30 Days for D.C.,” which kicked off the airline’s expanded service at Washington D.C, the Company presented the USO of Metropolitan Washington with a check for $10,000 and members of the Do Crew served pizza to active duty service members at DCA. Members of the Do Crew also teamed up with Keep America Beautiful to beautify the National Mall.

•	Hosted the US Airways Education Foundation’s first Suitcase Soirée in Charlotte, N.C. and raised more than $60,000 for scholarships and educational grants in the airline’s hub and focus cities.

•	Kicked off its annual “Hope Takes Flight” campaign benefiting the United Way with a goal of raising $1.4 million for those in need.

•	Received from LATINA Style magazine the recognition of being named a Top 50 employer for the third year in a row; US Airways was the only airline named in the survey.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >>Investor Relations tab. An archive of the call/webcast will be available in the Investor Relations portion of the website through Nov. 24.

2012 Investor Guidance

The Company will also update its investor relations guidance on its website (www.usairways.com) immediately following its 12:30 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding special charges, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its website. This update will also include the airline’s capacity, fleet plan and estimated capital spending for the remainder of 2012.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves 195 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,500 daily flights to 1,356 airports in 193 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best of Vets employer in 2011 and 2012. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCF)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports or focus city; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2012 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

US Airways Group, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended September 30,		Percent	9 Months Ended September 30,		Percent
	2012	2011	Change	2012	2011	Change
Operating revenues:
Mainline passenger	$2,319	$2,267	2.3	$6,881	$6,447	6.7
Express passenger	844	796	6.0	2,523	2,316	9.0
Cargo	35	40	(13.3)	114	126	(10.0)
Other	335	333	0.9	1,035	1,011	2.4

Total operating revenues	3,533	3,436	2.8	10,553	9,900	6.6

Operating expenses:
Aircraft fuel and related taxes	893	905	(1.3)	2,659	2,587	2.8
Salaries and related costs	609	577	5.5	1,888	1,726	9.4
Express expenses:
Fuel	272	273	(0.5)	830	803	3.4
Other	509	521	(2.2)	1,556	1,573	(1.1)
Aircraft rent	160	160	0.4	483	486	(0.7)
Aircraft maintenance	171	163	4.5	506	508	(0.3)
Other rent and landing fees	148	144	2.5	419	418	0.3
Selling expenses	122	123	(1.0)	359	343	4.4
Special items, net	14	13	9.2	25	22	14.2
Depreciation and amortization	60	58	2.3	182	178	2.7
Other	307	319	(3.6)	915	938	(2.5)

Total operating expenses	3,265	3,256	0.3	9,822	9,582	2.5

Operating income	268	180	48.9	731	318	nm

Nonoperating income (expense):
Interest income	—	1	(62.9)	1	4	(70.8)
Interest expense, net	(89)	(85)	5.8	(256)	(241)	6.6
Other, net	67	1	nm	125	(7)	nm

Total nonoperating expense, net	(22)	(83)	(73.3)	(130)	(244)	(46.6)

Income before income taxes	246	97	nm	601	74	nm

Income tax provision	1	21	(95.3)	1	21	(93.4)

Net income	$245	$76	nm	$600	$53	nm

Earnings per common share
Basic	$1.51	$0.47		$3.70	$0.33

Diluted	$1.24	$0.41		$3.06	$0.33

Shares used for computation (in thousands):
Basic	162,418	162,090		162,286	161,999

Diluted	204,603	201,278		203,532	163,916

Note: Percent change may not recalculate due to rounding.

US Airways Group, Inc.

Operating Statistics

	3 Months Ended September 30,				9 Months Ended September 30,
	2012	2011	Change		2012	2011	Change
Mainline
Revenue passenger miles (millions)	16,860	16,471	2.4%		47,564	46,301	2.7%
Available seat miles (ASM) (millions)	19,560	19,033	2.8%		56,665	55,184	2.7%
Passenger load factor (percent)	86.2	86.5	(0.3	)pts	83.9	83.9	—	pts
Yield (cents)	13.75	13.76	(0.1)%		14.47	13.92	3.9%
Passenger revenue per ASM (cents)	11.85	11.91	(0.5)%		12.14	11.68	3.9%

Passenger enplanements (thousands)	13,739	13,520	1.6%		40,927	39,823	2.8%
Departures (thousands)	112	112	(0.6)%		341	340	0.2%
Aircraft at end of period	338	339	(0.3)%		338	339	(0.3)%

Block hours (thousands)	310	311	(0.5)%		922	925	(0.3)%
Average stage length (miles)	1,051	1,033	1.8%		1,010	999	1.1%
Average passenger journey (miles)	1,829	1,808	1.2%		1,726	1,710	0.9%
Fuel consumption (gallons in millions)	291	289	0.8%		841	833	1.1%
Average aircraft fuel price including related taxes (dollars per gallon)	3.06	3.13	(2.0)%		3.16	3.11	1.7%
Full-time equivalent employees at end of period	30,845	31,327	(1.5)%		30,845	31,327	(1.5)%

Operating cost per ASM (cents)	12.70	12.93	(1.8)%		13.12	13.06	0.5%
Operating cost per ASM excluding special items (cents)	12.63	12.87	(1.9)%		13.08	13.02	0.5%
Operating cost per ASM excluding special items and fuel (cents)	8.06	8.11	(0.7)%		8.39	8.33	0.7%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	7.95	8.06	(1.4)%		8.29	8.31	(0.3)%

Express*
Revenue passenger miles (millions)	2,850	2,737	4.1%		8,112	8,025	1.1%
Available seat miles (millions)	3,644	3,559	2.4%		10,722	10,739	(0.2)%
Passenger load factor (percent)	78.2	76.9	1.3	pts	75.7	74.7	1.0	pts
Yield (cents)	29.59	29.07	1.8%		31.10	28.86	7.8%
Passenger revenue per ASM (cents)	23.15	22.35	3.6%		23.54	21.56	9.2%

Passenger enplanements (thousands)	7,326	7,135	2.7%		21,166	20,892	1.3%
Aircraft at end of period	282	281	0.4%		282	281	0.4%
Fuel consumption (gallons in millions)	89	86	3.1%		261	257	1.5%
Average aircraft fuel price including related taxes (dollars per gallon)	3.07	3.18	(3.5)%		3.18	3.13	1.8%

Operating cost per ASM (cents)	21.42	22.29	(3.9)%		22.25	22.12	0.6%
Operating cost per ASM excluding special items (cents)	21.42	22.29	(3.9)%		22.22	22.11	0.5%
Operating cost per ASM excluding special items and fuel (cents)	13.97	14.63	(4.5)%		14.48	14.64	(1.1)%

Total Mainline & Express
Revenue passenger miles (millions)	19,710	19,208	2.6%		55,676	54,326	2.5%
Available seat miles (millions)	23,204	22,592	2.7%		67,387	65,923	2.2%
Passenger load factor (percent)	84.9	85.0	(0.1	)pts	82.6	82.4	0.2	pts
Yield (cents)	16.04	15.94	0.6%		16.89	16.13	4.7%
Passenger revenue per ASM (cents)	13.63	13.56	0.5%		13.96	13.29	5.0%
Total revenue per ASM (cents)	15.22	15.21	0.1%		15.66	15.02	4.3%

Passenger enplanements (thousands)	21,065	20,655	2.0%		62,093	60,715	2.3%
Aircraft at end of period	620	620	—%		620	620	—%
Fuel consumption (gallons in millions)	380	375	1.3%		1,102	1,090	1.2%
Average aircraft fuel price including related taxes (dollars per gallon)	3.07	3.14	(2.4)%		3.17	3.11	1.7%

Operating cost per ASM (cents)	14.07	14.41	(2.4)%		14.58	14.53	0.3%
Operating cost per ASM excluding special items (cents)	14.01	14.35	(2.4)%		14.53	14.50	0.2%
Operating cost per ASM excluding special items and fuel (cents)	8.99	9.14	(1.7)%		9.36	9.36	—%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.90	9.10	(2.2)%		9.27	9.34	(0.7)%

*	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines, Chautauqua Airlines and SkyWest Airlines.

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended September 30,		9 Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of Net Income Excluding Special Items	(In millions, except share and per share amounts)		(In millions, except share and per share amounts)
Net income as reported	$245	$76	$600	$53
Special items:
Special items, net (1)	14	13	25	22
Express operating special items, net (2)	—	—	3	1
Nonoperating special items, net (3)	(67)	(15)	(137)	(7)
Non-cash tax provision (4)	—	21	—	21

Net income as adjusted for special items	$192	$95	$491	$90

	3 Months Ended September 30,		9 Months Ended September 30,
Reconciliation of Basic and Diluted Earnings Per Share As	2012	2011	2012	2011
Adjusted for Special Items
Net income as adjusted for special items	$192	$95	$491	$90

Shares used for computation (in thousands):
Basic	162,418	162,090	162,286	161,999

Diluted	204,603	201,278	203,532	201,662

Earnings per share as adjusted for special items:
Basic	$1.18	$0.59	$3.03	$0.56

Diluted (5)	$0.98	$0.51	$2.53	$0.54

	3 Months Ended September 30,		9 Months Ended September 30,
Reconciliation of Operating Income Excluding Special Items	2012	2011	2012	2011
Operating income as reported	$268	$180	$731	$318

Special items:
Special items, net (1)	14	13	25	22
Express operating special items, net (2)	—	—	3	1

Operating income as adjusted for special items	$282	$193	$759	$341

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing—Mainline only	3 Months Ended September 30,		9 Months Ended September 30,
	2012	2011	2012	2011
Total operating expenses	$3,265	$3,256	$9,822	$9,582
Less express expenses:
Fuel	(272)	(273)	(830)	(803)
Other	(509)	(521)	(1,556)	(1,573)

Total mainline operating expenses	2,484	2,462	7,436	7,206
Special items, net (1)	(14)	(13)	(25)	(22)

Mainline operating expenses, excluding special items	2,470	2,449	7,411	7,184
Aircraft fuel and related taxes	(893)	(905)	(2,659)	(2,587)

Mainline operating expenses, excluding special items and fuel	1,577	1,544	4,752	4,597

Profit sharing	(21)	(10)	(54)	(10)

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,556	$1,534	$4,698	$4,587

(In cents)
Mainline operating expenses per ASM	$12.70	$12.93	$13.12	$13.06
Special items, net per ASM (1)	(0.07)	(0.07)	(0.04)	(0.04)

Mainline operating expenses per ASM, excluding special items	12.63	12.87	13.08	13.02
Aircraft fuel and related taxes per ASM	(4.57)	(4.75)	(4.69)	(4.69)

Mainline operating expenses per ASM, excluding special items and fuel	8.06	8.11	8.39	8.33

Profit sharing per ASM	(0.11)	(0.05)	(0.10)	(0.02)

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$7.95	$8.06	$8.29	$8.31

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel—Express only	3 Months Ended September 30,		9 Months Ended September 30,
	2012	2011	2012	2011
Total express operating expenses	$781	$794	$2,386	$2,376
Express operating special items, net (2)	—	—	(3)	(1)

Express operating expenses, excluding special items	781	794	2,383	2,375
Aircraft fuel and related taxes	(272)	(273)	(830)	(803)

Express operating expenses, excluding special items and fuel	$509	$521	$1,553	$1,572

(In cents)
Express operating expenses per ASM	$21.42	$22.29	$22.25	$22.12
Express operating special items, net per ASM (2)	—	—	(0.03)	(0.01)

Express operating expenses per ASM, excluding special items	21.42	22.29	22.22	22.11
Aircraft fuel and related taxes per ASM	(7.45)	(7.67)	(7.74)	(7.48)

Express operating expenses per ASM, excluding special items and fuel	$13.97	$14.63	$14.48	$14.64

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended September 30,		9 Months Ended September 30,
Items, Fuel and Profit Sharing—Total Mainline and Express	2012	2011	2012	2011
Total operating expenses	$3,265	$3,256	$9,822	$9,582

Special items:
Special items, net (1)	(14)	(13)	(25)	(22)
Express operating special items, net (2)	—	—	(3)	(1)

Total operating expenses, excluding special items	3,251	3,243	9,794	9,559

Fuel:
Aircraft fuel and related taxes—mainline	(893)	(905)	(2,659)	(2,587)
Aircraft fuel and related taxes—express	(272)	(273)	(830)	(803)

Total operating expenses, excluding special items and fuel	2,086	2,065	6,305	6,169

Profit sharing	(21)	(10)	(54)	(10)

Total operating expenses, excluding special items, fuel and profit sharing	$2,065	$2,055	$6,251	$6,159

(In cents)
Total operating expenses per ASM	$14.07	$14.41	$14.58	$14.53

Special items per ASM:
Special items, net (1)	(0.06)	(0.06)	(0.04)	(0.03)
Express operating special items, net (2)	—	—	(0.01)	—

Total operating expenses per ASM, excluding special items	14.01	14.35	14.53	14.50

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(3.85)	(4.01)	(3.95)	(3.92)
Aircraft fuel and related taxes—express	(1.17)	(1.21)	(1.23)	(1.22)

Total operating expenses per ASM, excluding special items and fuel	8.99	9.14	9.36	9.36
Profit sharing per ASM	(0.09)	(0.04)	(0.08)	(0.01)

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$8.90	$9.10	$9.27	$9.34

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

1)	Special items, net in the 2012 and 2011 third quarter and nine month periods consisted of charges primarily related to corporate transaction and auction rate securities arbitration costs.
2)	The 2012 nine month period consisted of $3 million in net special charges related to the ratification of a new Piedmont fleet and passenger services contract.
3)	The 2012 third quarter and nine month periods consisted of a $69 million and $142 million gain, respectively, related to the slot transaction with Delta Air Lines, Inc. The 2012 nine month period also included $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft.

The 2011 third quarter and nine month periods each consisted of a $15 million credit in connection with an award received in an arbitration involving investments in auction rate securities. The 2011 nine month period also included $6 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of five Airbus aircraft as well as $2 million of losses related to investments in auction rate securities.

4)	The 2011 third quarter and nine month periods each consisted of a special non-cash tax charge of $21 million as a result of the sale of our final remaining investment in auction rate securities in July 2011. This charge recognized in the statement of operations the tax provision that was recorded in other comprehensive income, a subset of stockholders' equity, in the fourth quarter of 2009.
5)	The 2012 third quarter and nine month period diluted EPS excludes $8 million and $23 million of interest, net of profit sharing, respectively, related to the Company’s 7.25% and 7% convertible notes. The 2011 third quarter diluted EPS excludes $7 million of interest, net of profit sharing, related to the Company's 7.25% and 7% convertible notes. The 2011 nine month period diluted EPS excludes $19 million of interest, net of profit sharing, related to the Company's 7.25% convertible notes.

US Airways Group, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets

Current assets
Cash and cash equivalents	$2,435	$1,947
Accounts receivable, net	423	327
Materials and supplies, net	297	235
Prepaid expenses and other	671	540

Total current assets	3,826	3,049

Property and equipment
Flight equipment	4,817	4,591
Ground property and equipment	985	907
Less accumulated depreciation and amortization	(1,674)	(1,501)

	4,128	3,997
Equipment purchase deposits	241	153

Total property and equipment	4,369	4,150

Other assets
Other intangibles, net	545	543
Restricted cash	347	365
Other assets	233	228

Total other assets	1,125	1,136

Total assets	$9,320	$8,335

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$417	$436
Accounts payable	391	386
Air traffic liability	1,220	910
Accrued compensation and vacation	268	176
Accrued taxes	183	163
Other accrued expenses	989	1,089

Total current liabilities	3,468	3,160

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	4,152	4,130
Deferred gains and credits, net	301	307
Employee benefit liabilities and other	640	588

Total noncurrent liabilities and deferred credits	5,093	5,025

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,131	2,122
Accumulated other comprehensive income	2	2
Accumulated deficit	(1,376)	(1,976)

Total stockholders’ equity	759	150

Total liabilities and stockholders’ equity	$9,320	$8,335